UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The statement in Item 2.06 below regarding expected operating results for the third quarter of fiscal 2008 is incorporated herein by reference.

Item 2.06.	Material Impairments.

As a result of the sharp decrease in forecasted semiconductor demand coupled with a product transition, on October 14, 2008, Teradyne, Inc. (“Teradyne”) determined that an inventory charge of approximately $20 million to $22 million will be recorded in its results of operations for the third quarter of fiscal 2008, which ended on September 28, 2008. The estimated impact of the inventory charge is ($0.12) to ($0.13) per diluted share. Future cash expenditures, subsequent to September 28, 2008, related to this inventory charge are estimated at approximately $6 to $7 million.

Safe Harbor Statement

This Form 8-K contains statements regarding the inventory charge, total estimated inventory charges and projected earnings per share, which are “forward-looking statements” as defined under Section 21E of the Securities Exchange Act of 1934. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including, but not limited to, Teradyne’s annual report on Form 10-K for the period ending December 31, 2007. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: October 16, 2008	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	Vice President, Chief Financial Officer and Treasurer